EXHIBIT 99.2

                            STOCK PURCHASE AGREEMENT
                            ------------------------


      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of August 29, 2005 by and among C. THOMAS MCMILLEN (the "Purchaser") and CORNELL CAPITAL PARTNERS, LP (the "Seller").

                                    Recitals:
                                    ---------

      WHEREAS, the Seller desires to sell to Purchaser, and Purchaser desire to purchase from the Seller, One Billion Two Hundred Fifty Million (1,250,000,000) shares (the "Celerity Stock") of common stock of Celerity Systems, Inc., a Delaware corporation ("Celerity");

      WHEREAS, in consideration for the sale of shares of the Celerity Stock, the Purchaser shall issue to the Seller a promissory note (the "Promissory Note") of even date herewith in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), which shall accrue interest at an annual rate of two percent (2%);

      WHEREAS, the Promissory Note shall be secured pursuant to that certain Pledge and Escrow Agreement of even date herewith by and among the Seller, the Purchaser and David Gonzalez, Esq. as escrow agent (the "Pledge Agreement").

      NOW, THEREFORE, in consideration of the premises, agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Recitals. The above recitals are true and correct and are hereby incorporated by reference herein.

      2. Sale and Purchase of Shares. On the date hereof (the "Closing Date") and subject to the terms and conditions of this Agreement, Seller shall sell, assign and transfer to the Purchaser, and the Purchaser shall purchase from Seller, the Celerity Stock.

      3. Purchase Price. The total purchase price (the "Purchase Price") for the Celerity Stock shall be Two Million Five Hundred Thousand Dollars ($2,500,000), which shall be paid in the form of the Promissory Note.

      4. Effective Date, Closing and the Closing Date. This Agreement shall become effective on the date hereof.

      5. Representations, Warranties and Covenants.

            5.1. Of the Seller. The Seller hereby represents, warrants and covenants to the Purchaser that: (a) it owns the Celerity Stock ; (b) it has good title to, and has all right and authority to transfer and deliver the Celerity Stock to the Purchaser, and (c) the Celerity Stock is free and clear of all options, warrants, rights, liens, claims, charges and any other encumbrances.



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            5.2. Of the Purchaser. The Purchaser hereby represents, warrants and covenants to the Seller that: (a) he has obtained, or has been given an opportunity to obtain, independent professional advice regarding the tax, accounting, legal and financial merits and consequences of the transactions contemplated herein and has been given an opportunity to consult his own individual counsel regarding the transactions contemplated herein; (b) has been given access to all documents and information, including, without limitation, financial statements, regarding Celerity as he and his advisors deem necessary in their evaluation of the transactions contemplated herein; (c) he is acquiring the Celerity Stock for investment, and not with a view to any distribution thereof that would violate the Securities Act of 1933, as amended (the "Securities Act"), or the applicable state securities laws of any state or country, and he shall not distribute the Celerity Stock in violation of the Securities Act or any applicable securities laws of any state or country; and
(d) the Celerity Stock is "restricted" stock as defined under Rule 144 promulgated under the Securities Act of 1933, as amended.

      6. Conditions to Closing.

            6.1. Of the Seller. The obligation of the Seller to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in whole or in part by the Seller: (a) the representations, warranties and covenants of the Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date, (b) the Purchaser shall have executed and delivered the Promissory Note to the Seller, and (c) the Purchaser shall have executed and delivered to the Seller the Pledge Agreement along with the Pledged Shares as set forth thereto.

            6.2. Of the Purchaser. The obligation of the Purchaser to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in whole or in part by the Purchaser: (a) the representations, warranties and covenants of the Seller contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date, (b) the Purchaser shall have executed and delivered the Promissory Note to the Seller; and (c) the Purchaser shall have executed and delivered to the Seller the Pledge Agreement along with the Pledged Shares as set forth thereto.

      7. Notices. Unless otherwise provided herein, all demands, notices, consents, requests and other communications hereunder shall be in writing and shall be delivered in person or by international courier service (and shall be deemed delivered on the third [3rd] day after deliver to the international courier service), addressed:


              To the Seller:            Cornell Capital Partners, LP
                                        101 Hudson Street - Suite 3700
                                        Jersey City, New Jersey 07303
                                        Attention; Mark Angelo

                                       2
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              With a Copy to:           Troy Rillo, Esq.
                                        101 Hudson Street - Suite 3700
                                        Jersey City, New Jersey 07303

              To the Purchaser:         Mr. C. Thomas McMillen
                                        1103 South Carolina Avenue, SE
                                        Washington, DC 20003




Any such notice shall be effective when delivered.

      8. Entire Agreement; Amendment. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No amendment or modification of, or any waiver of any provision of, this Agreement shall be effective unless set forth in a writing signed by all parties hereto.

      9. Governing Law. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed wholly within that state except to the extent that federal law applies. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Agreement, shall be brought in the state and federal courts located in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County, New Jersey and the United States District Court of New Jersey, sitting in Newark, New Jersey, for the adjudication of any civil action asserted pursuant to this paragraph, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum.

      10. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to recover reasonable attorneys' fees, including attorneys' fees for any appeal and costs incurred in bringing such action or proceeding, in addition to any other available remedy (such party to be deemed to have been successful if such action or claim is concluded pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principal claims).

      11. Further Assurances. The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and to do all matters and things which may be convenient or necessary to more effectively and completely effect the intentions of this Agreement.


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      12. Severability.  The provisions of this Agreement are severable.  If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and all such other provisions shall remain in full force and effect.

      13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute a single agreement.

      14. Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement, or the intent of any provision hereof.

      15. No Registration or Registration Rights. The Purchaser (a) hereby acknowledges and agrees that the Celerity Stock has not been registered under the Securities Act or the securities laws of any state or other jurisdiction in reliance upon applicable exemptions form such registration, and that the execution and deliver of this Agreement or the consummation of the transactions contemplated hereby do not grant, provide or confer any registration rights on the Purchaser with regard thereto, and (b) shall not sell, transfer or assign such Celerity Stock unless such sale, transfer or assignment complies with the requirements of the Securities Act and the securities laws of any such state or other jurisdiction.

      16. Successors and Assigns; No Third-Party Beneficiaries; Assignment. This Agreement will be binding upon the parties hereto and their respective heirs, administrators, personal representatives, executors, successors and assigns. Except as otherwise provided herein, this Agreement is not intended to, and shall not be construed to, create any rights as a third-party beneficiary or otherwise in favor of any person or entity who is not a party to this Agreement or a successor or assign of a party to this Agreement. No party hereto shall assign this Agreement or its rights and obligations hereunder without the other parties' prior written consent.

                     [SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement as of the date first written above.



                                ------------------------------------------
                                C. THOMAS MCMILLEN



                                CORNELL CAPITAL PARTNERS, LP

                                By:      Yorkville Advisors, LLC
                                Its:     General Partner



                                By:
                                   ---------------------------------------
                                Name: Mark Angelo
                                Title:   Portfolio Manager